Exhibit 5.2

[Gilbride, Tusa, Last & Spellane LLC Letterhead]

February 17, 2012

Omnicom Capital Inc.
One East Weaver Street
Greenwich, CT 06831

Re:	Registration Statement on Form S-3 Filed by Omnicom Group Inc., Omnicom Capital Inc., and Omnicom Finance Inc.

Ladies and Gentlemen:

We have acted as special Connecticut counsel to Omnicom Capital Inc., a Connecticut corporation (“OCI” or the “Issuer”) in connection with the authorization, the issuance and sale from time to time, on a delayed basis, by OCI of debt securities of OCI (the “Debt Securities”), in one (1) or more series, in each case as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an Exhibit (the “Registration Statement”). The Debt Securities may be referred to herein as the “Securities.” The Debt Securities are to be issued under an indenture, dated as of July 1, 2009 (the “Indenture”), by the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and such matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

(1) OCI is a corporation existing and in good standing under the laws of the State of Connecticut as of the date hereof; and

(2) The Debt Securities have been authorized by all necessary corporate action of OCI and OCI’s issuance and delivery of the Debt Securities do not violate or result in a default under (i) any of the terms and provisions of OCI’s certificate of incorporation or bylaws or (ii) Connecticut law.

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of OCI, and we have not independently checked or verified the accuracy of the statements contained therein.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Securities will have been established in accordance with the authorizing resolutions

Omnicom Capital Inc.

February 17, 2012

adopted by OCI’s Board of Directors (or a duly authorized committee thereof); (iv) the Issuer will issue and deliver the Securities in the manner contemplated by the Registration Statement in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the resolutions authorizing OCI to issue, offer and sell the Securities will have been adopted by OCI’s Board of Directors, as applicable, (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by OCI; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to the Debt Securities, we have further assumed that: (i) such Debt Securities will have been issued pursuant to the Indenture; (ii) all terms of such Debt Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Issuers and the Trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to the laws of the State of Connecticut. We express no opinion with respect to the laws of any other jurisdiction, including federal laws, on the opinions expressed herein.

Except for the opinions contained herein, and as specifically provided below, we have not participated in the preparation of any material in connection with the filing with the Commission of the Registration Statement with respect to the registration for sale of the Securities, and assume no responsibility for the contents of any such material. We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Subject to all of the limitations, qualifications and assumptions set forth herein, Jones Day is hereby authorized to rely on this opinion letter in connection with its opinion letter filed as Exhibit 5.1 to the Registration Statement.

Omnicom Capital Inc.

February 17, 2012

The opinions rendered herein are given on the date hereof, and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect.

Very truly yours,

Gilbride, Tusa, Last & Spellane LLC

By: /s/ Jonathan Wells